EX. 99.1

Hub Group, Inc. Reports Third Quarter 2013 Earnings

DOWNERS GROVE, IL, October 17, 2013, -- Hub Group, Inc. (NASDAQ: HUBG) announced financial results for the quarter ended September 30, 2013.

Hub Group reported income of $18.6 million for the third quarter ended September 30, 2013.  Hub Group’s diluted earnings per share was $0.50 for the third quarter of 2013, which was equal to the third quarter of 2012.  Hub Group’s revenue increased 10% to $883 million.

The Hub segment’s revenue increased 10% to $679 million.  Third quarter intermodal revenue increased 5% to $467 million on a 5% increase in volume.  Truck brokerage revenue increased 1% to $88 million this quarter.  Third quarter Unyson Logistics revenue increased 42% to $124 million.  The Hub segment’s operating income was $25.4 million.

The Mode segment’s revenue increased 9% to $217 million.  Operating income was $5.9 million, an increase of 18% compared to the prior year period.

Hub Group ended the quarter with $92 million in cash.

“As explained in our earnings update, results for the quarter for our intermodal and truck brokerage business lines were impacted by challenging market conditions as well as unfavorable mix," said David P. Yeager, Chairman and Chief Executive Officer of Hub Group. "We will continue to deliver the highest degree of customer service during this peak season and remain optimistic about our opportunities for future growth."

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Thursday, October 17, 2013 to discuss its third quarter 2013 results.

Hosting the conference call will be David Yeager, Chief Executive Officer, Mark Yeager, Chief Operating Officer, and Terri Pizzuto, Chief Financial Officer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com.  The webcast is listen-only.  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 680-0869.  The conference call participant code is 94947913#. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PRDMKTW4Q .  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset-light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of offices and independent agents throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2012 and the report on Form 10-Q for the periods ended March 31, 2013 and June 30, 2013.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,

	2013	2012	2013	2012

Revenue	$882,981	$804,888	$2,488,646	$2,323,085
Transportation costs	789,857	713,301	2,212,711	2,060,398
Gross margin	93,124	91,587	275,935	262,687

Costs and expenses:
Salaries and benefits	31,888	31,385	101,473	96,120
Agent fees and commissions	14,557	13,810	41,517	41,106
General and administrative	13,757	14,430	41,676	39,741
Depreciation and amortization	1,627	1,611	4,773	5,008
Total costs and expenses	61,829	61,236	189,439	181,975

Operating income	31,295	30,351	86,496	80,712

Other income (expense):
Interest expense	(323)	(300)	(918)	(908)
Interest and dividend income	25	37	69	104
Other, net	(35)	(17)	(23)	(58)
Total other expense	(333)	(280)	(872)	(862)

Income before provision for income taxes	30,962	30,071	85,624	79,850

Provision for income taxes	12,362	11,576	33,050	30,741

Net income	$18,600	$18,495	$52,574	$49,109

Basic earnings per common share	$0.50	$0.50	$1.43	$1.32

Diluted earnings per common share	$0.50	$0.50	$1.42	$1.32

Basic weighted average number of shares outstanding	36,873	37,079	36,866	37,064

Diluted weighted average number of shares outstanding	37,050	37,206	36,996	37,180

HUB GROUP, INC.
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Three Months				Three Months
	Ended September 30, 2013				Ended September 30, 2012
			Inter-	Hub			Inter-	Hub
			Segment	Group			Segment	Group
	Hub	Mode	Elims	Total	Hub	Mode	Elims	Total
Revenue	$678,573	$217,424	$(13,016)	$882,981	$619,336	$199,903	$(14,351)	$804,888
Transportation costs	611,344	191,529	(13,016)	789,857	552,071	175,581	(14,351)	713,301
Gross margin	67,229	25,895	-	93,124	67,265	24,322	-	91,587

Costs and expenses:
Salaries and benefits	28,274	3,614	-	31,888	27,852	3,533	-	31,385
Agent fees and commissions	425	14,132	-	14,557	401	13,409	-	13,810
General and administrative	12,065	1,692	-	13,757	12,566	1,864	-	14,430
Depreciation and amortization	1,088	539	-	1,627	1,118	493	-	1,611
Total costs and expenses	41,852	19,977	-	61,829	41,937	19,299	-	61,236

Operating income	$25,377	$5,918	$-	$31,295	$25,328	$5,023	$-	$30,351

HUB GROUP, INC.
UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Nine Months				Nine Months
	Ended September 30, 2013				Ended September 30, 2012
			Inter-	Hub			Inter-	Hub
			Segment	Group			Segment	Group
	Hub	Mode	Elims	Total	Hub	Mode	Elims	Total
Revenue	$1,916,149	$608,802	$(36,305)	$2,488,646	$1,778,436	$581,378	$(36,729)	$2,323,085
Transportation costs	1,712,314	536,702	(36,305)	2,212,711	1,584,844	512,283	(36,729)	2,060,398
Gross margin	203,835	72,100	-	275,935	193,592	69,095	-	262,687

Costs and expenses:
Salaries and benefits	90,259	11,214	-	101,473	84,523	11,597	-	96,120
Agent fees and commissions	1,223	40,294	-	41,517	1,526	39,580	-	41,106
General and administrative	37,101	4,575	-	41,676	34,004	5,737	-	39,741
Depreciation and amortization	3,169	1,604	-	4,773	3,338	1,670	-	5,008
Total costs and expenses	131,752	57,687	-	189,439	123,391	58,584	-	181,975

Operating income	$72,083	$14,413	$-	$86,496	$70,201	$10,511	$-	$80,712

HUB GROUP, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$92,150	$70,760
Accounts receivable trade, net	408,279	346,917
Accounts receivable other	21,894	25,945
Prepaid taxes	589	139
Deferred taxes	5,884	4,965
Prepaid expenses and other current assets	10,432	10,619
TOTAL CURRENT ASSETS	539,228	459,345

Restricted investments	19,142	17,218
Property and equipment, net	220,210	157,584
Other intangibles, net	18,957	20,068
Goodwill, net	263,087	263,251
Other assets	3,182	2,387
TOTAL ASSETS	$1,063,806	$919,853

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$259,863	$206,497
Accounts payable other	26,487	22,925
Accrued payroll	17,085	17,210
Accrued other	41,243	28,633
Current portion of capital lease	2,390	2,120
Current portion of long term debt	1,763	-
TOTAL CURRENT LIABILITIES	348,831	277,385

Long term debt	6,921	-
Non-current liabilities	20,841	20,041
Long term capital lease	19,096	21,099
Deferred taxes	112,298	100,431

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2013 and 2012	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2013 and 2012; 36,979,841 shares outstanding in 2013 and 36,767,485 shares outstanding in 2012	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2013 and 2012	7	7
Additional paid-in capital	165,243	167,765
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	521,715	469,141
Accumulated other comprehensive (loss) income	(106)	1
Treasury stock; at cost 4,244,951 shares in 2013 and 4,457,307 shares in 2012	(115,994)	(120,971)
TOTAL STOCKHOLDERS' EQUITY	555,819	500,897
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,063,806	$919,853

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$52,574	$49,109
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,479	16,300
Deferred taxes	10,945	7,693
Compensation expense related to share-based compensation plans	5,638	4,826
(Gain) loss on sale of assets	(345)	42
Excess tax benefits from share-based compensation	(11)	(97)
Changes in operating assets and liabilities:
Restricted investments	(1,924)	(2,206)
Accounts receivable, net	(57,439)	(57,417)
Prepaid taxes	(504)	2,253
Prepaid expenses and other current assets	156	(1,913)
Other assets	(803)	685
Accounts payable	55,641	38,386
Accrued expenses	1,330	8,917
Non-current liabilities	1,164	1,210
Net cash provided by operating activities	81,901	67,788

Cash flows from investing activities:
Proceeds from sale of equipment	1,788	819
Purchases of property and equipment	(66,079)	(34,671)
Cash used in acquisitions, net of cash acquired	-	(425)
Net cash used in investing activities	(64,291)	(34,277)

Cash flows from financing activities:
Proceeds from issuance of debt	9,120	-
Repayments of long term debt	(436)	-
Proceeds from stock options exercised	42	46
Stock tendered for payments of withholding taxes	(2,621)	(1,800)
Purchase of treasury stock	(903)	-
Capital lease payments	(1,733)	(1,697)
Excess tax benefits from share-based compensation	310	443
Net cash provided by (used in) financing activities	3,779	(3,008)

Effect of exchange rate changes on cash and cash equivalents	1	(9)

Net increase in cash and cash equivalents	21,390	30,494
Cash and cash equivalents beginning of period	70,760	49,091
Cash and cash equivalents end of period	$92,150	$79,585